Exhibit 99.2

Simulations Plus Announces Leadership Appointments Supporting Commitment to Clients and Driving Growth

LANCASTER, CA, JANUARY 3, 2024 -- Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus”), a leading provider of modeling and simulation software and services for pharmaceutical safety and efficacy, today announced the following leadership changes effective January 3, 2024.

“We are excited to announce key strategic appointments that will advance our objective to seamlessly and organically align with our clients’ needs,” said Shawn O’Connor, Chief Executive Officer. “We have a deep bench of talent at Simulations Plus, and I am delighted to recognize the excellent leadership and accomplishments that each person has demonstrated. This team has a wide range of experience, proven execution and a shared vision that will strengthen our ability to realize our strategic growth initiatives.”

Will Frederick, currently Chief Financial Officer, assumes the additional role of Chief Operating Officer in recognition of his operational leadership. Mr. Frederick has served as Chief Financial Officer since joining Simulations Plus in December 2020.

Dan Szot joins Simulations Plus as Chief Revenue Officer. In this new role, Mr. Szot oversees the sales and marketing teams to identify collaborative cross-selling opportunities and enhance productivity. Mr. Szot was previously at Dassault Systemes where he served as Global Vice President of Sales and Field Operations for the BIOVIA brand. In his over 20 years in the industry, Mr. Szot has had broad experience across all phases of drug development in large organizations in enterprise sales, research discovery and clinical applications. Mr. Szot reports to Shawn O’Connor, Chief Executive Officer.

Josh Fohey transitions from Vice President of Business Development to Senior Vice President, Operations. In this key operational role, Mr. Fohey will leverage his customer insights to provide leadership across all business units supporting client-focused services operations, product operations, and quality management. Mr. Fohey joined Simulations Plus in 2019 as Director of Operations and was promoted to Vice President, Operations in 2020. Prior to joining Simulations Plus, he had several operational, scientific, and business development roles during his 14 years at Covance. In his new role, Mr. Fohey reports to Will Frederick, Chief Financial Officer and Chief Operating Officer.

Sandra Suarez-Sharp, Ph.D. currently Vice President, Regulatory Affairs, is promoted to President, Regulatory Strategies. Dr. Suarez-Sharp joined Simulations Plus over three years ago and has been instrumental in initiating the company’s regulatory support to clients. Prior to joining Simulations Plus, Dr. Suarez-Sharp had a long and successful career at the Food and Drug Administration including roles in biopharmaceutics, bioequivalence, and clinical pharmacology. In her new role, she is responsible for expanding Simulations Plus’s Regulatory Strategies business unit, a fast-growing component of the company’s overall service offering that is critical to assisting clients in deploying Simulations Plus software and services for regulatory success. Dr. Suarez-Sharp reports to CEO Shawn O’Connor.

About Simulations Plus, Inc.
Serving clients worldwide for more than 25 years, Simulations Plus is a leading provider in the biosimulation market providing software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | Twitter | YouTube.

Environmental, Social, and Governance (ESG)
We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our ESG website.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “will,” “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate Immunetrics into our business, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:
Tamara Gonzalez
Financial Profiles
310-622-8234
slp@finprofiles.com

Renee Bouche
Simulations Plus Investor Relations
661-723-7723
renee.bouche@simulations-plus.com

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